EXHIBIT 10.4

WAIVER TO
SECURITIES PURCHASE AGREEMENT

This Waiver (the “Waiver”) is made as of the 9th day of February, 2023, by and between Midatech Pharma PLC, a public limited corporation organized under the laws of England and Wales (the “Company”), and the undersigned (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement, dated as of December 13, 2022, by and between the Company and the undersigned, as amended on December 16, 2022 (as amended, the “SPA”).

RECITALS:

WHEREAS, pursuant to Section 4.12 of the SPA, the Company is prohibited from (a) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents for ninety (90) days following the First Closing Date and (b) effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction until the twelve (12) month anniversary of the First Closing Date (together, the “Equity Prohibitions”);

WHEREAS, pursuant to Section 4.18 of the SPA, the Company must offer a participation right to the Purchaser in connection with any issuance of Ordinary Shares or Ordinary Share Equivalents for a certain time period (the “Participation Right”);

WHEREAS, the Company desires, and may desire in the future, to enter into a new transactions providing for the issuance of, among other things, ADSs, Ordinary Shares or Ordinary Share Equivalents, including transactions involving a Variable Rate Transaction (a “Transaction”);

WHEREAS, pursuant to Section 5.5 of the SPA, any provision of the SPA may be waived by the party against whom enforcement of any such waived provision is sought; and

WHEREAS, the Company and the Purchaser desire to forever waive the Equity Prohibitions and Participation Right set forth in Section 4.12 and Section 4.18, respectively, of the SPA, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser agree as follows:

1.       Waiver of Section 4.12 and Section 4.18 of the SPA. Subject to Section 2 herein, the undersigned hereby retroactively and prospectively forever waives the Equity Prohibitions and Participation Right set forth under Section 4.12 and Section 4.18, respectively, of the SPA with respect to any current or future Transaction.

2.       Issuance of Warrants. In consideration for the waiver set forth in Section 1 hereof, the Company shall, subject to the receipt of Shareholder Approval (as defined herein), issue to the Purchaser a Series A Warrant, in the form attached hereto as Exhibit A, registered in the name of such Purchaser to purchase 500,000 ADSs, with an exercise price equal to $0.67, subject to adjustment therein. The Company shall hold a special meeting of stockholders at the earliest practical date, but in no event, later than February 28, 2023 for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal is approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting of stockholders following the date hereof, the Company shall call a meeting every thirty (30) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Series A Warrants are no longer outstanding. For purposes of this Section 2, “Stockholder Approval” shall mean the approval of the stockholders of the Company as may be required under English law to issue and allot the Warrant Shares underlying the Series A Warrant.

3.       Governing Law. This Waiver shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

4.       Counterparts. This Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Waiver to the Securities Purchase Agreement as of the date first written above.

COMPANY:

MIDATECH PHARMA PLC

By:
Name:	Stephen Stamp
Title:	Chief Executive Officer and
Chief Financial Officer

[Signature Page to Waiver to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Waiver to the Securities Purchase Agreement as of the date first written above.

PURCHASER:

ARMISTICE CAPITAL MASTER FUND LTD.

By:
Name:
Title:

[Signature Page to Waiver to Securities Purchase Agreement]